Exhibit 99.1

SOLAREDGE APPOINTS NEW DIRECTOR TO ITS BOARD

MILPITAS, Calif. and HERZLIYA, Israel -- (BUSINESS WIRE) — July 7, 2023 – SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (Nasdaq: SEDG), a global leader in smart energy technology, announced today the appointment of Ms. Dana Gross as a member of its Board of Directors, effective July 5, 2023.

Dana Gross joins SolarEdge as a well-seasoned board member.  She will serve on the Board’s Audit Committee and qualifies as an Audit Committee financial expert. Ms. Gross currently serves on the board of directors of Tower Semiconductors Ltd. (Nasdaq: TSEM) and Playtika Holding Inc. (PLTK; Nasdaq). Since 2022, Ms. Gross has served as Head of Strategic Initiatives at Fiverr International Ltd., an online marketplace, and was Chief Operating Officer of Prospera Technologies, an AI company, between 2016 and 2021, when it was acquired by Valmont Industries (NYSE: VMI).

Prior to joining Prospera Technologies, Ms. Gross was Chief Financial Officer of eToro, a fintech company, from 2014 to 2016, and before that has held senior management roles with Check Point, Software Technologies Ltd., bTendo Ltd., SanDisk and M-Systems. In addition, Ms. Gross previously served on the Boards of M-Systems, AudioCodes, and PowerDsine and was a venture partner at Viola Ventures.

Ms Gross holds a B.Sc. in industrial engineering from Tel-Aviv University and an M.A. in business administration from San Jose State University.

Mr. Nadav Zafrir, Chairman of the Board, noted: “We are pleased to welcome Ms. Gross to our Board of Directors. Her diverse experience from multiple industries and disciplines will no doubt be a positive contribution to our Boardroom discussions and to the Company’s strategic plans overall.”

About SolarEdge

SolarEdge is a global leader in smart energy. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts

SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com